Exhibit 5.1

110 North Wacker Drive • Suite 4800 • Chicago, Illinois 60606

Telephone: +1.312.782.3939 • jonesday.com

June 11, 2025

Macy’s, Inc.
Macy’s Retail Holdings, LLC
151 West 34th Street
New York, New York 10001

Re:	Registration Statement on Form S-3 Filed by Macy’s, Inc. and Macy’s Retail Holdings, LLC

Ladies and Gentlemen:

We have acted as counsel for Macy’s, Inc., a Delaware corporation (“Macy’s”), and Macy’s Retail Holdings, LLC, an Ohio limited liability company (“Macy’s Holdings”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by Macy’s and/or Macy’s Holdings, as applicable, of an indeterminate amount of: (i) shares of common stock, par value $0.01 per share, of Macy’s (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of Macy’s (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) depositary shares of Macy’s representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities of Macy’s Holdings, in one or more series (“Debt Securities”), each fully and unconditionally guaranteed by Macy’s (the “Guarantees”), certain of which Debt Securities may be exchangeable for Common Stock or other securities of Macy’s or any other person; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or any combination thereof (the “Warrants”); (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or securities of a third party unaffiliated with Macy’s or Macy’s Holdings at a future date or dates (the “Purchase Contracts”); and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Registration Statement of Macy’s and Macy’s Holdings on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts, and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities and Guarantees are to be issued under an Indenture, dated as of November 2, 2006 (as the same has been and may be supplemented from time to time, the “Indenture”), among Macy’s Holdings, as issuer, Macy’s, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

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Macy’s, Inc.

Macy’s Retail Holdings, LLC

June 11, 2025

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            The shares of Common Stock, upon receipt by Macy’s of such lawful consideration therefor having a value not less than the par value thereof as the Macy’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.            The shares of Preferred Stock, upon receipt by Macy’s of such lawful consideration therefor having a value not less than the par value thereof as the Macy’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.            The Depositary Shares, upon receipt by Macy’s of such lawful consideration therefor as the Macy’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (as defined below) pursuant to which they are issued.

4.            The Debt Securities, when duly executed by Macy’s Holdings and authenticated by the Trustee in accordance with the Indenture, issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by Macy’s Holdings of such lawful consideration therefor as the Macy’s Holdings’ Board of Managers (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Macy’s Holdings.

5.            Upon the execution, authentication, issuance, sale and delivery of the Debt Securities as described above, the Guarantees thereof will constitute valid and binding obligations of Macy’s.

6.            The Warrants, upon receipt by Macy’s and/or Macy’s Holdings, as applicable, of such lawful consideration therefor as the Macy’s Board of Directors (or an authorized committee thereof) and/or the Macy’s Holdings’ Board of Managers (or an authorized committee thereof), as applicable, may determine, will constitute valid and binding obligations of Macy’s and/or Macy’s Holdings, as applicable.

Macy’s, Inc.

Macy’s Retail Holdings, LLC

June 11, 2025

7.            The Purchase Contracts, upon receipt by Macy’s and/or Macy’s Holdings, as applicable, of such lawful consideration therefor as the Macy’s Board of Directors (or an authorized committee thereof) and/or the Macy’s Holdings’ Board of Managers (or an authorized committee thereof), as applicable, may determine, will constitute valid and binding obligations of Macy’s and/or Macy’s Holdings, as applicable.

8.            The Units, upon receipt by Macy’s and/or Macy’s Holdings, as applicable, of such lawful consideration therefor as the Macy’s Board of Directors (or an authorized committee thereof) and/or the Macy’s Holdings’ Board of Managers (or an authorized committee thereof), as applicable, may determine, will constitute valid and binding obligations of Macy’s and/or Macy’s Holdings, as applicable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Macy’s Board of Directors (or any authorized committee thereof) or the Macy’s Holdings’ Board of Managers (or an authorized committee thereof), as applicable, and the Macy’s amended and restated certificate of incorporation and Macy’s Holdings’ certificate of formation, as applicable, and applicable law; (iv) Macy’s or Macy’s Holdings, as applicable, will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing Macy’s and Macy’s Holdings to issue, offer and sell the Securities will have been adopted by the Macy’s Board of Directors (or an authorized committee thereof) and/or the Macy’s Holdings’ Board of Managers (or an authorized committee thereof), as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by Macy’s or Macy’s Holdings, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than Macy’s or Macy’s Holdings, as applicable.

Macy’s, Inc.

Macy’s Retail Holdings, LLC

June 11, 2025

With respect to any Securities consisting of Preferred Stock, we have further assumed that Macy’s will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to Macy’s amended and restated certificate of incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between Macy’s and an entity selected by Macy’s to act as depositary (the “Depositary”), and (ii) issued after Macy’s deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) all terms of the Debt Securities or Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly authorized, executed and delivered by Macy’s, Macy’s Holdings and the Trustee; and (iii) the Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Macy’s and/or Macy’s Holdings, as applicable, and an entity selected by Macy’s and/or Macy’s Holdings to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Macy’s and/or Macy’s Holdings, as applicable, and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by Macy’s and/or Macy’s Holdings, as applicable, and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between Macy’s and/or Macy’s Holdings, as applicable, and an entity selected by Macy’s and/or Macy’s Holdings to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by Macy’s and/or Macy’s Holdings and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by Macy’s and/or Macy’s Holdings, as applicable, and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

Macy’s, Inc.

Macy’s Retail Holdings, LLC

June 11, 2025

With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of Macy’s and/or Macy’s Holdings, as applicable, or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

For purposes of our opinion insofar as they relate to Guarantees of Debt Securities, we have assumed that the obligations of Macy’s under the Guarantees will be at the time of issuance of any Guarantees, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of Macy’s and will benefit Macy’s, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Macy’s, Macy’s Holdings and others. The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Ohio and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day